                                                                     Exhibit 4.2



THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT AND OTHER APPLICABLE STATE LAWS AND RULES.


                                  UNIT WARRANT
                                       TO
                             PURCHASE 378,788 UNITS
                                       OF
                               BIOPURE CORPORATION
                            (A DELAWARE CORPORATION)


Unit Warrant No. 1                                               August 23, 2006

         THIS CERTIFIES THAT, for value received, Dawson James Securities, Inc. or its assigns, (the "HOLDER"), as registered owner of this unit warrant (the "UNIT WARRANT"), is entitled to purchase and receive, in whole or in part, subject to the provisions of this Unit Warrant, from Biopure Corporation, a Delaware corporation (the "COMPANY"), up to 378,788 units (each, a "UNIT"), each Unit to consist of (i) one share of Class A Common Stock, par value $0.01 per share, of the Company (the "SHARES") and (ii) one five-year warrant exercisable to purchase one share of Common Stock at $0.89 per share (the "SHARE WARRANT") in the form attached hereto as Exhibit A; provided, however, that the number and kind of securities for which this Unit Warrant is exercisable are subject to further adjustment in certain events, such as mergers, splits, stock dividends, recapitalizations and the like, to prevent dilution, as set forth herein. The purchase price for each Unit (the "PER UNIT PRICE") shall be $0.89. This Unit Warrant shall be exercisable at any time and from time to time from and after February 23, 2007 (the "COMMENCEMENT DATE") up to and including August 23, 2011 (the "EXPIRATION DATE"), and subject to the terms and conditions set forth herein. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Unit Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period beginning on the Commencement Date and ending on the Expiration Date, the Company agrees not to take any action that would terminate this Unit Warrant.

         Section 1. Exercise.

                  Section 1.1 Exercise Form. In order to exercise this Unit Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Unit Warrant and payment of the Per Unit Price in cash or by certified check or official bank check for the Units being purchased. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m. Eastern time on the Expiration Date, this Unit Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

                  Section 1.2 Notwithstanding anything to the contrary herein, after the Commencement Date, the Company may, by written notice to the Holder, require that the Holder execute and deliver to the Company an Exercise Notice exercising this Unit Warrant in full within twenty (20) Business Days of the date of the Company's notice; provided, however, that the Company may only provide such notice if the daily volume weighted average price per share of the Common Stock for each of the ten (10) consecutive trading days ended immediately prior to the Company's notice is equal to or greater than the Per Unit Price multiplied by 1.5. At 5:00 p.m. Eastern time on such twentieth (20th) Business Day, the portion of this Unit Warrant not exercised prior thereto shall be and become void and of no value, and the Holder hereof shall have no right to purchase any additional Units hereunder.

         Section 2. Transfer.

                  Section 2.1 General Restrictions. The registered Holder of this Unit Warrant, by its acceptance hereof, agrees that it will not sell, transfer or assign or hypothecate this Unit Warrant prior to the one hundred eighty (180) days from the Effective Date to anyone other than (i) an officer or partner of such Holder, (ii) an officer of Dawson James Securities, Inc., the placement agent of the private offering with respect to which this Unit Warrant has been issued ("PLACEMENT AGENT") or an officer or partner of any selected dealer in connection with the Company's private offering with respect to which this Unit Warrant has been issued, or (iii) any selected dealer. On and after the Commencement Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Unit Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Unit Warrant on the books of the Company and shall execute and deliver a new Unit Warrant of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

                  Section 2.2 Restrictions Imposed by the Act. This Unit Warrant and the Units underlying this Unit Warrant shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that this Unit Warrant or the Units, as the case may be, may be transferred pursuant to an exemption from registration under the Act and applicable state law, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that an opinion of Blank Rome shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement relating to such Unit Warrant or Units, as the case may be, has been filed by the Company and declared effective by the Securities and Exchange Commission (the "COMMISSION") and compliance with applicable state law.

         Section 3. New Unit Warrants to be Issued.


                  Section 3.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Unit Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Unit Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Per Unit Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Unit Warrant of like tenor to this Unit Warrant in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of Shares purchasable hereunder as to which this Unit Warrant has not been exercised or assigned.

                  Section 3.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Unit Warrant and of reasonably satisfactory indemnification, and upon surrender and cancellation of this Unit Warrant, if mutilated, the Company shall execute and deliver a new Unit Warrant of like tenor and date. Any such new Unit Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

         Section 4. Adjustments.

                  Section 4.1 Adjustments to Per Unit Price and Number of Securities. The Per Unit Price and the number of Units underlying this Unit Warrant shall be subject to adjustment from time to time as hereinafter set forth:

                           Section 4.1.1 If after the date hereof, and subject to the provisions of Section 4.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying this Unit Warrant shall be increased in proportion to such increase in outstanding shares.

                           Section 4.1.2 If after the date hereof, and subject to the provisions of Section 4.2, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying this Unit Warrant shall be decreased in proportion to such decrease in outstanding shares.

                           Section 4.1.3 In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 4.1.1 or 4.1.2 hereof or that solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Unit Warrant shall have the right thereafter (until the expiration of the right of exercise of this Unit Warrant) to receive upon the exercise hereof, for the same aggregate Per Unit Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Unit Warrant immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 4.1.1 or 4.1.2, then such adjustment shall be made pursuant to Sections 4.1.1, 4.1.2 and this
         Section 4.1.3. The provisions of this Section 4.1.3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

                           Section 4.1.4 In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a replacement Unit Warrant providing that the holder of each Unit Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such

         Unit Warrant) to receive, upon exercise of such Unit Warrant the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Unit Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such replacement Unit Warrant shall provide for adjustments which shall be identical to the adjustments provided in
         Section 4. The above provision of this Section shall similarly apply to successive consolidations or mergers.

                  Section 4.2 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Share Warrants upon the exercise of the Unit Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction down to the nearest whole number of Share Warrants, shares of Common Stock or other securities, properties or rights.

         Section 5. Reservation and Listing.

                           The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Unit Warrant such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Unit Warrant and payment of the Per Unit Price therefore, all shares of Common Stock, Share Warrants and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder.

         Section 6. Certain Notice Requirements.

                  Section 6.1 Holder's Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Unit Warrant and its exercise, any of the events described in Section 6.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to the Holder a copy of each notice given to the other stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders.

                  Section 6.2 Enumerated Events. The Company shall be required to give the notice described in this Section 6 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefore, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed by the Company.

                  Section 6.3 Change in Per Unit Price. The Company shall, promptly after an event requiring a change in the Per Unit Price pursuant to Section 6 hereof, send notice to the Holder of such event and change (the "PRICE NOTICE"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

                  Section 6.4 Transmittal of Notices. All notices, requests, consents and other communications under this Unit Warrant shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgement of receipt to the party to which notice is given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of the Unit Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

         Section 7. Miscellaneous.

                  Section 7.1 Amendments. The Company and the Placement Agent may from time to time supplement or amend this Unit Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Placement Agent may deem necessary or desirable and which the Company and the Placement Agent deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of the party against whom enforcement of the modification or amendment is sought.

                  Section 7.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Unit Warrant.

                  Section 7.3 Entire Agreement. This Unit Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Unit Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

                  Section 7.4 Binding Effect. This Unit Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Unit Warrant or any provisions herein contained.

                  Section 7.5 Governing Law; Submission to Jurisdiction. This Unit Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Unit Warrant shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to BIOPURE CORPORATION, 11 HURLEY STREET, CAMBRIDGE, MA 02141, ATTN: JANE KOBER, ESQ. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder, by acceptance hereof, agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

                  Section 7.6 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Unit Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Unit Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Unit Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Unit Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Unit Warrant to be signed by its duly authorized officer as of the date first indicated above.



                                            BIOPURE CORPORATION



                                            By: /s/ Zafiris G. Zafirelis
                                                -------------------------------
                                                Name: Zafiris G. Zafirelis
                                                Title: President and CEO







                           [PLACEMENT AGENT'S WARRANT]

FORM TO BE USED TO EXERCISE UNIT WARRANT:

Biopure Corporation


Date:_________________, 200__

         The undersigned hereby elects irrevocably to exercise the within Unit Warrant and to purchase Units from Biopure Corporation and hereby makes payment of $____________ (at the rate of $_________ per Unit) in payment. Please issue the Units as to which this Unit Warrant is exercised in accordance with the instructions given below.


                                                   ----------------------------
                                                   Signature

         NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN UNIT WARRANT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.


                 INSTRUCTIONS FOR REGISTRATION OF SECURITIES


Name
         ---------------------------------------------------
                     (Print in Block Letters)

Address
         ---------------------------------------------------

FORM TO BE USED TO ASSIGN UNIT WARRANT:


                                   ASSIGNMENT


         (To be executed by the registered Holder to effect a transfer of the within Unit Warrant):

         FOR VALUE RECEIVED,________________________ does hereby sell, assign and transfer unto _______________________ the right to purchase Units from Biopure Corporation (the "Company") evidenced by the within Unit Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:___________________, 200_


                                                    --------------------------
                                                    Signature


-------------------------------
Signature Guaranteed

         NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN UNIT WARRANT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

                                    EXHIBIT A

                             [Form of Share Warrant]